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                                                                  EXHIBIT 10.107


                                 AMENDMENT NO. 1
                       TO THE MASTER REPURCHASE AGREEMENT

         This is Amendment No. 1 (the "Amendment No. 1"), dated as of August 5, 2000 (the "Amendment Date"), by and between Merrill Lynch Mortgage Capital Inc. ("MLMCI"), Doral Financial Corporation, and Doral Mortgage Corporation (collectively, "Doral") to that certain Master Repurchase Agreement dated as of January 12, 1995 (the "Existing Repurchase Agreement").

                               W I T N E S S E T H

         WHEREAS, MLMCI and Doral have agreed, subject to the terms and conditions of this Amendment No. 1, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement

         WHEREAS, MLMCI and Doral have entered into that certain letter agreement re: Master Repurchase Arrangement dated as of February ___, 2000 as amended by Amendment No. 1 to the Commitment Letter (the "Commitment Letter"), dated as of the date hereof.

         Accordingly, Doral and MLMCI hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

1. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Existing Repurchase Agreement.

2. Representations and Warranties Exhibit D to the Master Repurchase Agreement is hereby amended by deleting sections (C.), (F.), (K.), (L.) and (N.) in their entirety, and replacing them, respectively, with the following language:

                  "(C.) upon recordation, the Mortgage will be a valid and subsisting: (i) with respect to a Second Lien Mortgage Loan, second lien or (ii) with respect to any other Mortgage Loan, first lien, in each case, on the Mortgaged Property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable, easements, other matters of public record generally acceptable to mortgage lenders and, with respect to Second Lien Mortgage Loans, the applicable prior lien. The Mortgage Loan creates a valid and subsisting first or second lien, as applicable, on the property described therein and the related obligor has full right to sell and assign the Mortgage Note pursuant to this Agreement;"

                  "(F.) Except with respect to Delinquent Mortgage Loans, all payments required to be made for each Mortgage Loan under the terms of the Mortgage have been made;


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                  no Mortgage Loan is currently 30 days or more delinquent in its payments ("Delinquent") or has been Delinquent more than once during the prior twelve month period. No Delinquent Mortgage Loan is currently 60 days or more delinquent in its payments;"

                  "(K) each Mortgage Loan is covered by an ALTA mortgage title insurance policy or other generally acceptable form of policy of insurance (with, in the case of Pooled Mortgage Loans, all requisite endorsements, acceptable to the relevant Agency issued by and the valid and binding obligation of a title insurer acceptable to such Agency) and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the related Obligor, its successors and assigns, as to the first, or, with respect to Second Lien Mortgage Loans, the second, priority lien of the Mortgage in the original principal amount of the Mortgage Loan; the related Obligor, its successors and assigns, are the named insured and the sole insured of such mortgage title insurance policy; the assignment to MLMCI of the related Obligor's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer; such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of MLMCI upon the sale of such Mortgage Loan to MLMCI under this Agreement, and no claims have been made under such mortgage title insurance policy; and no prior holder of the related Mortgage, including the related Obligor, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;"

                  "(L.) Except for payment Delinquencies of more than 30 days but less than 60 days with respect to Delinquent Mortgage Loans, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default breach, violation or event of acceleration; and such Obligor has not waived any default, breach violation or event of acceleration;"

                  "(N.) with respect to each Mortgage Loan with a loan-to-value ratio greater than 80%, the excess over 75% is and will be insured as to payment defaults by a policy of primary mortgage guaranty insurance until the loan-to-value ratio is reduced below 80%, provided, that no Second Lien Mortgage Loan shall have a CLTV greater than 75%; all provisions of such primary mortgage guaranty insurance policy have been and are being complied with and such policy is in full force and effect; and all premiums due thereunder have been paid; the related Mortgage for any Mortgage Loan subject to such policy of primary mortgage guaranty insurance obligates the mortgagor thereunder to maintain such insurance and pay all premiums and charges in connection therewith; the insurer for such policy is an approved mortgage insurance company by an Agency; the annual interest rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance


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                  premium; if the Mortgage Loan is an FHA-insured or
                  VA-guaranteed loan, such insurance or guaranty is in effect;"

3. Doral agrees to pay as and when billed by MLMCI all of the reasonable fees, disbursements and expenses of counsel to MLMCI in connection with the development, preparation and execution of this Amendment No. 1 or any other documents prepared in connection herewith and receipt of payment thereof MH be a condition precedent to MLMCI entering into any Transaction pursuant hereto.

4. Effective Date. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the following conditions precedent shall have been satisfied:

         (a) On the Amendment Effective Date, MLMCI shall have received the following, each of which shall be satisfactory to MLMCI:

                  (i) this Amendment No. 1, executed and delivered by a duly authorized officer of each of Doral and MLMCI; and

                  (ii) Amendment No. 1 to the Commitment Letter, executed and delivered by a duly authorized officer of each of Doral and MLMCI; and

                  (iii) such other documents as MLMCI or counsel to MLMCI may reasonably request.

         (b) On the Amendment Effective Date, (i) Doral shall be in compliance with all the terms and provisions set forth in the Master Repurchase Agreement as amended by this Amendment No. 1, and the Commitment Letter, on its part to be observed or performed, and (ii) no default or Event of Default shall have occurred and be continuing on such debt.

5. The parties hereto acknowledge that this Amendment No. 1, as amended from time to time, the Existing Repurchase Agreement, and the Commitment Letter, and all draft thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and Doral agrees that, unless otherwise directed by a court of competent jurisdiction, they shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

6. Except as expressly amended and modified by this Amendment No. 1, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.


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7.       This Amendment No. 1 shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

8. This Amendment No. 1 may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

9. The parties hereto agree that in the event there is any conflict between the terms of this Amendment No. 1, and the terms of the Existing Repurchase Agreement or the Commitment Letter, the provisions of this Amendment No. 1 shall control.



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         IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                         MERRILL LYNCH MORTGAGE
                                         CAPITAL INC.

                                         Purchaser

                                          By:   /s/ James B. Cason
                                             ----------------------------------
                                          Name:  James B. Cason
                                          Title:  Director


                                         DORAL MORTGAGE CORPORATION

                                         Seller

                                         By:    /s/ Mario S. Levis
                                             ----------------------------------
                                         Name:  Mario S. Levis
                                         Title:


                                         DORAL FINANCIAL CORPORATION

                                         Seller

                                         By:    /s/ Mario S. Levis
                                            -----------------------------------
                                         Name:  Mario S. Levis
                                         Title:




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